Exhibit 10.4

Administrative Services Agreement

February 25, 2026

ClearThink 1 Acquisition Corp.

150 E. Palmetto Park Road

Suite 202

Boca Raton, Florida 33432

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between ClearThink 1 Acquisition Corp. (the “Company”) and ClearThink 1 Sponsor LLC (“Sponsor”), will confirm our agreement that, commencing on the effective date (the “Commencement Date”) of the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) for the initial public offering of the Company’s securities and continuing until the earlier of (x) the consummation by the Company of an initial business combination or (y) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i)	Sponsor shall make available, or cause to be made available, to the Company, or any successor, certain office space, administrative and support services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor (and the Sponsor will receive on behalf of itself or, to the extent it causes another person to make support available to the Company, as nominee on behalf of such other person) the sum of $15,000 per month on the Commencement Date and continuing monthly thereafter until the Termination Date; and

(ii)	Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

(iii)	The Company hereby agrees to indemnify and hold harmless the Sponsor, (the “Indemnitee”) from any claims, losses, liabilities, obligations, causes of action, proceedings (whether pending or threatened), investigations, damages, awards, settlements, judgments, decrees, fees, costs, penalties, amounts paid in settlement or expenses (including interest, assessments and other charges in connection therewith and reasonable fees and disbursements of attorneys and other professional advisors and costs of suit) arising out of or relating to any pending or threatened claim, action, suit, proceeding or investigation against any of them or in which any of them may be a participant or may otherwise be involved (including as a witness) that arises out of or relates to (i) the initial public offering of the Company’s securities or the Company’s operations or conduct of its business (including, for the avoidance of doubt, the company’s initial business combination, as discussed in the Registration Statement), or (ii) any claim against the Sponsor alleging any expressed or implied management or endorsement of any activities of the Company or any express or implied association between the Sponsor, on the one hand, and the Company on the other hand.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Sponsor may assign this letter agreement, in whole or in part, to any other person that directly, or indirectly through one or more intermediaries, controls, or in controlled by, or is under common control with the Sponsor without the prior written consent of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

SIGNATURE PAGE

Very truly yours,

CLEARTHINK 1 ACQUISITION CORP.

By:	/s/ William J. Brock
Name:	William J. Brock
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO AS OF

THE DATE FIRST ABOVE-WRITTEN:

CLEARTHINK 1 SPONSOR LLC

By:	CLEARTHINK SPONSOR MANAGER LLC

By:	/s/ Ari Daniel Brown
Name:	Ari Daniel Brown
Title:	Manager

By:	/s/ William J. Brock
Name:	William J. Brock
Title:	Manager

[Signature Page to Administrative Services Agreement]